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                                                                  EXHIBIT 99.1


INDEPENDENT AUDITORS' REPORT

To the Shareholders and Board of Directors
Earl Scheib, Inc.

We have audited the accompanying consolidated statements of operations, shareholders' equity, and cash flows of Earl Scheib, Inc. (the "Company") for the year ended April 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the results of operations and cash flows of Earl Scheib, Inc. and subsidiaries for the year ended April 30, 1998 in conformity with accounting principles generally accepted in the United States of America.


DELOITTE & TOUCHE LLP


Los Angeles, California
July 27, 1999